Exhibit 99.1

Investor Contact:	Adam Hanan
(615) 443-9887
Media Contact:	Heidi Pearce
(615) 235-4135

CRACKER BARREL REPORTS FOURTH QUARTER FISCAL 2024 RESULTS

LEBANON, Tenn. – September 19, 2024 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the fourth quarter of fiscal 2024 ended August 2, 2024. In 2024, the fourth quarter and fiscal year included an additional operating week (“53rd week”) compared to fiscal 2023.

Fourth Quarter Fiscal 2024 Highlights

•	The Company reported total revenue of $894.4 million for the fourth quarter of fiscal 2024, representing an increase of 6.9% compared to prior year quarter total revenue of $836.7 million. Total revenue for the fourth quarter of fiscal 2024 includes a benefit of $62.8 million related to the 53rd week.

o	Comparable store restaurant sales increased 0.4% over the prior year quarter while comparable store retail sales decreased 4.2%.

•	GAAP earnings per diluted share were $0.81, and adjusted[1] earnings per diluted share were $0.98. GAAP earnings per diluted share and adjusted earnings per diluted share in the current year quarter include a benefit of $0.25 related to the 53rd week.
•	GAAP net income for the fourth quarter was $18.1 million, or 2.0% of total revenue, and adjusted EBITDA[1] was $57.4 million, or 6.4% of total revenue. GAAP net income and adjusted EBITDA[1] include a benefit of $5.5 million and $5.8 million related to the 53rd week, respectively.

Commenting on the fourth quarter and full year results, Cracker Barrel President and Chief Executive Officer Julie Masino said, “Our teams are highly engaged and intently focused on executing our strategic transformation and our day-to-day business at a high level. We are already making great progress and are encouraged by the initial results of key initiatives such as operational excellence and the guest experience, optimized pricing, and our remodel program. Although there is much work to be done, I am both excited and confident in our future.”

Fourth Quarter Fiscal 2024 Results

Revenue

The Company reported total revenue of $894.4 million for the fourth quarter of fiscal 2024, representing an increase of 6.9% compared to prior year quarter total revenue of $836.7 million. Total revenue for the fourth quarter of fiscal 2024 includes a benefit of $62.8 million related to the 53rd week.

Cracker Barrel comparable store restaurant sales increased 0.4%, including total menu pricing increases of 4.2%. Comparable store retail sales decreased 4.2% from the prior year quarter.

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Cracker Barrel Reports Fourth Quarter Fiscal 2024 Results

September 19, 2024

Net Income, EBITDA, and Earnings per Diluted Share

GAAP net income for the fourth quarter was $18.1 million, or 2.0% of total revenue, as compared to prior year fourth quarter GAAP net income of $37.5 million, or 4.5% of total revenue. Adjusted1 net income for the fourth quarter was $22.0 million, or 2.5% of total revenue, as compared to prior year quarter adjusted1 net income of $37.5 million, or 4.5% of total revenue. GAAP and adjusted net income in the current year quarter include a benefit of $5.5 million related to the 53rd week.

Adjusted EBITDA1 was $57.4 million, or 6.4% of total revenue, as compared to prior year quarter adjusted EBITDA1 of $70.4 million, or 8.4% of total revenue. Adjusted EBITDA1 in the current year quarter includes a benefit of $5.8 million related to the 53rd week.

GAAP earnings per diluted share for the fourth quarter were $0.81, as compared to prior year fourth quarter GAAP earnings per diluted share of $1.68. Adjusted1 earnings per diluted share were $0.98, a 42% decrease compared to the prior year quarter adjusted1 earnings per diluted share of $1.68. GAAP and adjusted1 earnings per diluted share in the current year quarter include a benefit of $0.25 related to the 53rd week.

Quarterly Dividend Declaration

The Company announced that its Board of Directors declared a quarterly dividend of $0.25 per share on the Company's common stock. The quarterly dividend is payable on November 13, 2024 to shareholders of record as of October 18, 2024.

Fiscal 2024 Results

Revenue

The Company reported total revenue of $3.47 billion for fiscal 2024, representing an increase of 0.8% compared to fiscal 2023 total revenue of $3.44 billion. Total revenue in fiscal 2024 includes a benefit of $62.8 million related to the 53rd week.

Cracker Barrel comparable store restaurant sales decreased 0.1%, including total menu pricing increases of 4.9%. Comparable store retail sales decreased 5.5% from the prior year.

Net Income, EBITDA, and Earnings per Diluted Share

GAAP net income for fiscal 2024 was $40.9 million, or 1.2% of total revenue, as compared to prior year GAAP net income of $99.1 million, or 2.9% of total revenue. Adjusted1 net income for the fiscal year was $78.5 million, or 2.3% of total revenue, as compared to prior year adjusted1 net income of $112.1 million, or 3.3% of total revenue. Adjusted1 net income in fiscal 2024 includes a benefit of $5.5 million related to the 53rd week.

Adjusted EBITDA1 was $211.6 million, or 6.1% of total revenue, as compared to prior year adjusted EBITDA1 of $251.2 million, or 7.3% of total revenue. Adjusted EBITDA1 in the current year includes a benefit of $5.8 million related to the 53rd week.

GAAP earnings per diluted share for fiscal 2024 were $1.83, as compared to prior year GAAP earnings per diluted share of $4.45. Adjusted1 earnings per diluted share were $3.52, a 30% decrease compared to prior year adjusted1 earnings per diluted share of $5.04. GAAP and adjusted1 earnings per diluted share in the current year include a benefit of $0.25 related to the 53rd week.

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Cracker Barrel Reports Fourth Quarter Fiscal 2024 Results

September 19, 2024

Fiscal 2025 Outlook

The Company provided the following outlook for fiscal 2025:

•	Total revenue of $3.4 billion to $3.5 billion

•	2 new Cracker Barrel stores and 3 to 4 new Maple Street Biscuit Company units

•	Commodity inflation of 2% to 3% compared to the prior year

•	Hourly wage inflation of 3% to 4% compared to the prior year

•	Adjusted EBITDA[1] of $200 million to $215 million

•	Capital expenditures of $160 million to $180 million

The Company reminds investors that its outlook reflects a number of assumptions, many of which are outside the Company’s control. In particular, uncertainties created by macroeconomic conditions, such as ongoing inflation, low consumer confidence and high interest rates may adversely affect consumer behavior and cause actual results to differ materially from those expected.

1 Adjusted net income, adjusted EBITDA and adjusted earnings per diluted share, as well as the 53rd week impact of these items, are non-GAAP financial measures. For definitions of these non-GAAP measures and reconciliations of these non-GAAP measures to the most directly comparable GAAP measures, please refer to the Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results section of this release.

2 The Company provides guidance focused on adjusted EBITDA because the Company believes it will be more useful to investors to evaluate the Company’s performance prior to the impact of depreciation (given the expected increase in investments and the resulting higher expected depreciation expense), taxes, closure and impairment charges, and other items that management believes are not reflective of the Company’s current operations. The Company is not able to reconcile the forward-looking estimate of adjusted EBITDA set forth above to a forward-looking estimate of net income, the most directly comparable estimated measure calculated in accordance with GAAP, without unreasonable efforts because the Company is unable to predict, forecast or determine the probable significance of certain items impacting these estimates, including interest expense, taxes, closure and impairment charges and share-based compensation, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimate is not provided.

Fiscal 2024 Fourth Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public online at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The online replay will be available at 2:00 p.m. (ET) and continue through October 3, 2024.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) is on a mission to bring craveable, delicious homestyle food and unique retail products to all guests while serving up memorable, distinctive experiences that make everyone feel welcome. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate approximately 660 company-owned Cracker Barrel Old Country Store® locations in 44 states and own the fast-casual Maple Street Biscuit Company. For more information about the company, visit www.crackerbarrel.com.

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Cracker Barrel Reports Fourth Quarter Fiscal 2024 Results

September 19, 2024

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of items such as revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These and similar statements regarding events or results that the Company expects will or may occur in the future are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual results and performance of the Company to differ materially from those expressed or implied by such forward-looking statements. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these risks, uncertainties and other factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The Company believes that the assumptions underlying any forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in or implied by the forward-looking statements. In addition to the risks of ordinary business operations, factors and risks that may result in actual results differing from this forward-looking information include, but are not limited to risks and uncertainties associated with inflationary conditions with respect to the price of commodities, ingredients, transportation, distribution and labor; disruptions to the Company’s restaurant or retail supply chain; the Company’s ability to manage retail inventory and merchandise mix; the Company’s ability to sustain or the effects of plans intended to improve operational or marketing execution and performance, including the Company’s strategic transformation plan; the effects of increased competition at the Company’s locations on sales and on labor recruiting, cost, and retention; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of the Company’s food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease; the effects of the Company’s indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue its operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting the Company’s financing costs and ability to refinance its indebtedness, in whole or in part; the Company’s reliance on a single distribution facility and certain significant vendors, particularly for foreign-sourced retail products; information technology disruptions and data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors or actions of third parties; the Company’s compliance with privacy and data protection laws; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, health and safety, animal welfare, pensions, insurance or other undeterminable areas; the actual results of pending, future or threatened litigation or governmental investigations; or the Company’s ability to manage the impact of negative social media attention and the costs and effects of negative publicity; the impact of activist shareholders; the Company’s ability to achieve aspirations, goals and projections related to its environmental, social and governance initiatives; the Company’s ability to enter successfully into new geographic markets that may be less familiar to it; changes in land, building materials and construction costs; the availability and cost of suitable sites for restaurant development and the Company’s ability to identify those sites; the Company’s ability to retain key personnel; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; uncertain performance of acquired businesses, strategic investments and other initiatives that the Company may pursue from time to time; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; general or regional economic weakness, business and societal conditions and the weather impact on sales and customer travel; discretionary income or personal expenditure activity of the Company’s customers; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in the Company’s filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Fourth Quarter Fiscal 2024 Results

September 19, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Fourth Quarter Ended			Twelve Months Ended
	8/2/2024	7/28/2023	Percentage Change	8/2/2024	7/28/2023	Percentage Change
Total revenue	$894,387	$836,732	7%	$3,470,762	$3,442,808	1%
Cost of goods sold (exclusive of depreciation & rent)	272,151	257,331	6	1,087,631	1,127,617	(4)
Labor and other related expenses	335,121	305,111	10	1,271,555	1,208,669	5
Other store operating expenses	213,632	195,368	9	831,763	797,815	4
General and administrative expenses	51,267	37,576	36	207,062	174,091	19
Impairment and store closing costs	0	109	(100)	22,942	13,999	64
Goodwill impairment	0	0		4,690	0
Operating income	22,216	41,237	(46)	45,119	120,617	(63)
Interest expense	5,741	4,530	27	20,933	17,006	23
Income before income taxes	16,475	36,707	(55)	24,186	103,611	(77)
Provision for income taxes (income tax benefit)	(1,664)	(755)	(120)	(16,744)	4,561	(467)
Net income	$18,139	$37,462	(52)	$40,930	$99,050	(59)

Earnings per share – Basic:	$0.82	$1.69	(51)	$1.84	$4.47	(59)
Earnings per share – Diluted:	$0.81	$1.68	(52)	$1.83	$4.45	(59)

Weighted average shares:
Basic	22,202,464	22,152,445	0	22,191,961	22,167,875	0
Diluted	22,354,013	22,262,598	0	22,319,894	22,265,399	0

Ratio Analysis
Total revenue:
Restaurant	81.8%	81.2%		80.5%	79.6%
Retail	18.2	18.8		19.5	20.4
Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold (exclusive of depreciation & rent)	30.4	30.8		31.3	32.8
Labor and other related expenses	37.5	36.5		36.6	35.1
Other store operating expenses	23.9	23.3		24.0	23.2
General and administrative expenses	5.7	4.5		6.0	5.0
Impairment and store closing costs	0.0	0.0		0.7	0.4
Goodwill impairment	0.0	0.0		0.1	0.0
Operating income	2.5	4.9		1.3	3.5
Interest expense	0.7	0.5		0.6	0.5
Income before income taxes	1.8	4.4		0.7	3.0
Provision for income taxes (income tax benefit)	(0.2)	(0.1)		(0.5)	0.1
Net income	2.0%	4.5%		1.2%	2.9%

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Cracker Barrel Reports Fourth Quarter Fiscal 2024 Results

September 19, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share amounts)

	8/2/24	7/28/23
Assets
Cash and cash equivalents	$12,035	$25,147
Accounts receivable	39,204	30,446
Inventories	180,958	189,364
Prepaid expenses and other current assets	46,017	37,330
Property and equipment, net	959,821	971,945
Operating lease right-of-use assets, net	850,835	889,306
Goodwill	0	4,690
Intangible assets	24,425	23,426
Other assets	48,199	46,440
Total assets	$2,161,494	$2,218,094

Liabilities and Shareholders’ Equity
Accounts payable	$162,288	$165,484
Other current liabilities	291,919	323,482
Long-term debt	476,581	414,904
Long-term operating lease liabilities	675,993	702,413
Other long-term obligations	114,564	127,986
Shareholders’ equity, net	440,149	483,825
Total liabilities and shareholders’ equity	$2,161,494	$2,218,094

Common shares issued and outstanding	22,203,043	22,153,625

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Cracker Barrel Reports Fourth Quarter Fiscal 2024 Results

September 19, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.
 CONDENSED CONSOLIDATED CASH FLOW STATEMENT
(Unaudited and in thousands)

	Twelve Months Ended
	8/2/24	7/28/23
Cash flows from operating activities:
Net income	$40,930	$99,050
Depreciation and amortization	111,746	104,485
Amortization of debt issuance costs	1,752	1,730
Loss on disposition of property and equipment	9,143	6,600
Impairment	17,448	11,692
Goodwill impairment	4,690	0
Share-based compensation	10,298	9,045
Noncash lease expense	59,523	59,767
Amortization of asset recognized from gain on sale and leaseback transaction	12,735	12,735
Decrease in inventories	8,406	23,885
Decrease in accounts payable	(3,196)	(4,387)
Net changes in other assets and liabilities	(104,495)	(74,145)
Net cash provided by operating activities	168,980	250,457
Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(127,461)	(125,387)
Proceeds from sale of property and equipment	3,134	1,068
Net cash used in investing activities	(124,327)	(124,319)
Cash flows from financing activities:
Net proceeds (payments) under long-term debt	59,925	(10,124)
Taxes withheld from issuance of share-based compensation awards	(1,608)	(2,448)
Purchases and retirement of common stock	0	(17,449)
Dividends on common stock	(116,082)	(116,075)
Net cash used in financing activities	(57,765)	(146,096)

Net decrease in cash and cash equivalents	(13,112)	(19,958)
Cash and cash equivalents, beginning of period	25,147	45,105
Cash and cash equivalents, end of period	$12,035	$25,147

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Cracker Barrel Reports Fourth Quarter Fiscal 2024 Results

September 19, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	Fourth Quarter Ended
	8/2/24	7/28/23
Net Change in Company-Owned Stores During Quarter:
Cracker Barrel	0	(1)
Maple Street Biscuit Company	3	3
Company-Owned Stores in Operation at End of Quarter:
Cracker Barrel	658	660
Maple Street Biscuit Company	66	59

	Fourth Quarter Ended		Twelve Months Ended
	8/2/24	7/28/23	8/2/24	7/28/23
Total revenue*: (In thousands)
Restaurant	$713,018	$663,265	$2,726,627	$2,678,685
Retail	162,728	157,405	675,709	701,563
Total revenue	$875,746	$820,670	$3,402,336	$3,380,248

Cost of goods sold* (exclusive of depreciation and rent): (In thousands)
Restaurant	$185,917	$176,790	$726,470	$754,131
Retail	81,568	76,717	343,998	358,054
Total cost of goods sold	$267,485	$253,507	$1,070,468	$1,112,185

Average store volume*: (In thousands)
Restaurant	$1,083.6	$1,004.9	$4,133.0	$4,040.2
Retail	247.3	238.5	1,024.3	1,058.2
Total	$1,330.9	$1,243.4	$5,157.3	$5,098.4

Operating weeks*:	9,212	8,580	34,965	34,476

Note*: This information is for Cracker Barrel stores only and excludes Maple Street Biscuit Company. The fourth quarter and twelve months ended 8/2/24 include a 14th and 53rd week, respectively.

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Cracker Barrel Reports Fourth Quarter Fiscal 2024 Results

September 19, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands, except per share amounts)

Adjusted Net Income and Earnings Per Share

In the accompanying press release, the Company makes reference to its fourth quarter fiscal 2023 and fiscal 2024 adjusted net income and earnings per share, as well as the 53rd week impact of these items. The Company defines adjusted net income as net income, calculated in accordance with GAAP, excluding, to the extent the following items occurred during the periods presented: (i) impairment charges and store closing costs, (ii) expenses related to the proxy contest and settlement in connection with the Company’s 2022 annual meeting of shareholders, (iii) expenses related to the Company’s CEO transition, (iv) expenses associated with the Company’s strategic transformation initiative, (v) a corporate restructuring charge, (vi) an employee benefits policy change, (vii) goodwill impairment charges, and (viii) the related tax impacts of the foregoing. The Company believes excluding these items and presenting the 53rd week impact of these items from its financial results provides investors with an enhanced understanding of the Company's financial results and enhances comparability across periods. The Company calculates adjusted net income margin by dividing adjusted net income by consolidated GAAP revenue. This information is not intended to be considered in isolation or as a substitute for net income or earnings per share information prepared in accordance with GAAP.

	Fourth Quarter Ended 8/2/24	Margin	53rd Week Impact	Fourth Quarter Ended 7/28/23	Margin
Revenue	$894,387	100.0%	$62,800	$836,732	100.0%

GAAP Net Income	$18,139	2.0%	$5,498	$37,462	4.5%
Expenses related to the Company’s CEO transition	0	0.0%	0	0	0.0%
Expenses associated with a strategic transformation initiative	5,057	0.6%	0	0	0.0%
Employee benefits policy change	0	0.0%	0	0	0.0%
Corporate restructuring charge	0	0.0%	0	0	0.0%
Expenses related to the proxy contest and settlement in connection with the Company’s 2022 annual meeting of shareholders	0	0.0%	0	0	0.0%
Impairment and store closing costs	0	0.0%	0	0	0.0%
Goodwill Impairment	0	0.0%	0	0	0.0%
Tax impacts of the foregoing	(1,188)	(0.1)%	0	0	0.0%
Adjusted Net Income	$22,008	2.5%	$5,498	$37,462	4.5%

Earnings per share - basic	$0.82		$0.25	$1.69
Earnings per share - diluted	$0.81		$0.25	$1.68

Adjusted Earnings per share - basic	$0.99		$0.25	$1.69
Adjusted Earnings per share - diluted	$0.98		$0.25	$1.68

Weighted average shares - basic	22,202,464		22,202,464	22,152,445
Weighted average shares - diluted	22,354,013		22,354,013	22,262,598

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Cracker Barrel Reports Fourth Quarter Fiscal 2024 Results

September 19, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands, except per share amounts)

Adjusted Net Income and Earnings Per Share

In the accompanying press release, the Company makes reference to its fourth quarter fiscal 2023 and fiscal 2024 adjusted net income and earnings per share, as well as the 53rd week impact of these items. The Company defines adjusted net income as net income, calculated in accordance with GAAP, excluding, to the extent the following items occurred during the periods presented: (i) impairment charges and store closing costs, (ii) expenses related to the proxy contest and settlement in connection with the Company’s 2022 annual meeting of shareholders, (iii) expenses related to the Company’s CEO transition, (iv) expenses associated with the Company’s strategic transformation initiative, (v) a corporate restructuring charge, (vi) an employee benefits policy change, (vii) goodwill impairment charges, and (viii) the related tax impacts of the foregoing. The Company believes excluding these items and presenting the 53rd week impact of these items from its financial results provides investors with an enhanced understanding of the Company's financial results and enhances comparability across periods. The Company calculates adjusted net income margin by dividing adjusted net income by consolidated GAAP revenue. This information is not intended to be considered in isolation or as a substitute for net income or earnings per share information prepared in accordance with GAAP.

	Twelve Months Ended 8/2/24	Margin	53rd Week Impact	Twelve Months Ended 7/28/23	Margin
Revenue	$3,470,762	100.0%	$62,800	$3,442,808	100.0%

GAAP Net Income	$40,930	1.2%	$5,498	$99,050	2.9%
Expenses related to the Company’s CEO transition	8,574	0.2%	0	0	0.0%
Expenses associated with a strategic transformation initiative	16,603	0.5%	0	0	0.0%
Employee benefits policy change	(5,284)	(0.2)%	0	0	0.0%
Corporate restructuring charge	1,643	0.0%	0	0	0.0%
Expenses related to the proxy contest and settlement in connection with the Company’s 2022 annual meeting of shareholders	0	0.0%	0	3,198	0.1%
Impairment and store closing costs	22,942	0.7%	0	13,890	0.4%
Goodwill Impairment	4,690	0.1%	0	0	0.0%
Tax impacts of the foregoing	(11,554)	(0.3)%	0	(4,016)	(0.1)%
Adjusted Net Income	$78,544	2.3%	$5,498	$112,122	3.3%

Earnings per share - basic	$1.84		$0.25	$4.47
Earnings per share - diluted	$1.83		$0.25	$4.45

Adjusted Earnings per share - basic	$3.54		$0.25	$5.06
Adjusted Earnings per share - diluted	$3.52		$0.25	$5.04

Weighted average shares - basic	22,191,961		22,191,961	22,167,875
Weighted average shares - diluted	22,319,894		22,319,894	22,265,399

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Cracker Barrel Reports Fourth Quarter Fiscal 2024 Results

September 19, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands)

EBITDA/Adjusted EBITDA

In the accompanying press release and the below reconciliation tables, the Company makes reference to EBITDA and adjusted EBITDA, as well as the 53rd week impact of these items. The Company defines EBITDA as net income, calculated in accordance with GAAP, excluding depreciation and amortization, interest expense and tax expense. The Company further adjusts EBITDA to exclude, to the extent the following items occurred during the periods presented: (i) expenses related to share-based compensation, (ii) impairment charges and store closing costs, (iii) the proxy contest and settlement in connection with the Company’s 2022 annual meeting of shareholders, (iv) goodwill impairment charges, (v) the Company’s CEO transition, (vi) expenses associated with the Company’s strategic transformation initiative, (vii) a corporate restructuring charge, and (viii) an employee benefits policy change. The Company calculates EBITDA and adjusted EBITDA margin by dividing EBITDA and adjusted EBITDA by consolidated GAAP revenue. The Company believes that presentation of EBITDA and adjusted EBITDA (together with related margin figures) and presenting the 53rd week impact of these items provides investors with an enhanced understanding of the Company's operating performance and debt leverage metrics and enhances comparability with the Company’s historical results, and that the presentation of this non-GAAP financial measure, when combined with the primary presentation of net income, is beneficial to an investor’s complete understanding of the Company’s operating performance. This information is not intended to be considered in isolation or as a substitute for net income or net income margin prepared in accordance with GAAP.

	Fourth Quarter Ended 8/2/24	Margin	53rd Week Impact	Twelve Months Ended 8/2/24	Margin	53rd Week Impact
Revenue	$894,387	100.0%	$62,800	$3,470,762	100.0%	$62,800

GAAP Net Income	18,139	2.0%	$5,498	40,930	1.2%	$5,498
(+) Depreciation& amortization	28,981	3.2%	0	111,746	3.2%	0
(+) Interest expense	5,741	0.6%	402	20,933	0.6%	402
(+) Income tax benefit	(1,664)	(0.2)%	(119)	(16,744)	(0.5)%	(119)
EBITDA	$51,197	5.7%	$5,781	$156,865	4.5%	$5,781
Adjustments
(+) CEO transition expenses	0	0.0%	0	8,574	0.2%	0
(+) Strategic transformation initiative expenses	5,057	0.6%	0	16,603	0.5%	0
(+) Corporate restructuring charge including separation with executive	0	0.0%	0	1,643	0.0%	0
(+) Share-based compensation, net	1,109	0.1%	0	5,584	0.2%	0
(-) Employee benefits policy change	0	0.0%	0	(5,284)	(0.2)%	0
(+) Impairment and store closing costs	0	0.0%	0	22,942	0.7%	0
(+) Goodwill impairment	0	0.0%	0	4,690	0.1%	0
Adjusted EBITDA	$57,363	6.4%	$5,781	$211,617	6.1%	$5,781

	Fourth Quarter Ended 7/28/23	Margin		Twelve Months Ended 7/28/23	Margin
Revenue	$836,732	100%		$3,442,808	100%

GAAP Net Income	37,462	4.5%		99,050	2.9%
(+) Depreciation& amortization	27,680	3.3		104,485	3.0
(+) Interest expense	4,530	0.5		17,006	0.5
(+) Income tax benefit	(755)	(0.1)		4,561	0.1
EBITDA	68,917	8.2%		$225,102	6.5%
Adjustments
(+) Share-based compensation	1,460	0.2%		9,045	0.3%
(+) Impairment and store closing costs	0	0.0		13,890	0.4
(+) Proxy contest and settlement expenses	0	0.0		3,198	0.1
Adjusted EBITDA	$70,377	8.4%		$251,235	7.3%

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